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                                                                      EXHIBIT 11


                            MICROFIELD GRAPHICS, INC.
                        CALCULATION OF NET LOSS PER SHARE


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                                                             THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                      ---------------------------------       ---------------------------------
                                                      SEPTEMBER 28,       SEPTEMBER 30,       SEPTEMBER 28,       SEPTEMBER 30,
                                                           1996               1995                1996                1995
                                                      --------------      -------------       -------------       -------------
Actual weighted average
shares outstanding for
the period                                              3,191,589           3,087,366           3,170,770           2,179,492

Dilutive common stock
options and warrants
using the treasury stock
method                                                         --                  --                  --              29,193
                                                      -----------         -----------         -----------         -----------

Total shares used in per
share calculations                                      3,191,589           3,087,366           3,170,770           2,208,663
                                                      -----------         -----------         -----------         -----------
                                                      -----------         -----------         -----------         -----------

Net loss                                             $   (443,221)       $   (344,354)     $   (1,712,107)       $   (772,111)
                                                      -----------         -----------         -----------         -----------
                                                      -----------         -----------         -----------         -----------

Net loss per share                                   $      (0.14)       $      (0.11)     $        (0.54)       $      (0.35)
                                                      -----------         -----------         -----------         -----------
                                                      -----------         -----------         -----------         -----------
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